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                                                                    EXHIBIT 99.1

                              CD WAREHOUSE, INC.
                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

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
                                                                 HISTORICAL
                                                        ----------------------------
                                                            CD                                PRO FORMA
                                                        WAREHOUSE,         DISC GO           ACQUISITION             PRO FORMA
                                                           INC.             ROUND            ADJUSTMENTS               TOTAL
                                                        ----------        ----------         -----------             ----------
Revenues:
  Company operations:
   Retail store sales                                   $3,487,775        $  330,700         $       --              $3,818,475
   Wholesale merchandise sales                           1,466,528           197,200                 --               1,663,728
   Software income, net                                     26,649                --                 --                  26,649
  Franchise operations:
   Royalty income                                          957,042           719,000                 --               1,676,042
   Management fee                                           37,450                --                 --                  37,450
   Franchise and development fees                           77,500           144,600                 --                 222,100
                                                        ----------        ----------         -----------             ----------
     Total revenues                                      6,052,944         1,391,500                 --               7,444,444

Operating costs and expenses:
  Cost of sales - retail store sales                     2,026,225           170,400                 --               2,196,625
  Cost of sales - wholesale merchandise sales            1,338,975           177,500                 --               1,516,475
  Retail store operating expenses                        1,210,748                --            162,700  (A)          1,373,448
  General and administrative                             1,033,636           973,100           (162,700) (A)
                                                                                               (326,250) (C)          1,517,786
  Depreciation and amortization                            153,582           138,900            104,000  (B)            396,482
  Minority interest in partnerships' income                 18,073                --                 --                  18,073
                                                        ----------        ----------         -----------             ----------
     Total cost & expenses                               5,781,239         1,459,900           (222,250)              7,018,889

                                                        ----------        ----------         -----------             ----------
Operating income (loss)                                    271,705           (68,400)           222,250                 425,555

Other income:
  Equity in income of unconsolidated partnerships           30,240                --                 --                  30,240
  Other income                                              75,300                --                 --                  75,300
                                                        ----------        ----------         -----------             ----------
                                                           105,540                --                 --                 105,540

                                                        ----------        ----------         -----------             ----------
Income (loss) before income taxes                          377,245           (68,400)           222,250                 531,095

Provision for income taxes                                 141,500                --             58,500  (D)            200,000

                                                        ----------        ----------         -----------             ----------
Net income (loss)                                       $  235,745        $  (68,400)        $  163,750                $331,095
                                                        ==========        ==========         ===========             ==========

Net income per share - basic                                                                                         $     0.09
                                                                                                                     ==========

Net income per share - diluted                                                                                       $     0.09
                                                                                                                     ==========

Shares used in computation - basic                                                                                    3,545,440
                                                                                                                     ==========

Shares used in computation - diluted                                                                                  3,689,368
                                                                                                                     ==========
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                 ADJUSTMENTS TO PRO FORMA FINANCIAL STATEMENTS

(A) Reclassify retail store operating expenses of Disc Go Round to conform to Company's presentation:

               Six months ended June 30, 1998                   $162,700
                                                                ========

(B) Record amortization of additional carrying value of intangibles acquired for the six months ended June 30, 1998:

     Amortization of intangible assets
       acquired over 15 year life              $225,000

     Historical amortization of
       Disc Go Round                           $121,000
                                               --------

     Incremental amortization                  $104,000
                                               ========

(C) Reduce historical allocated administrative charges to Disc Go Round by its prior parent for corporate and divisional personnel and facilities charges not acquired nor retained by the Company for the six months ended
     June 30, 1998:

     Divisional officers and managers          $152,500

     Corporate officers                          94,750

     Warehouse facility                          79,000
                                               --------

                                               $326,250
                                               ========

(D)  Pro forma income tax effect at 37.5% of adjustments:


     Six months ended June 30, 1998            $ 58,500
                                               ========